Banco Hipotecario Sociedad Anonima
F-6 No.	333-132394

Effective February 15, 2007, the par value will be 1 Peso each and the ratio will be 1
ADS equals 10 Ordinary Shares


EXHIBIT A
[FORM OF RECEIPT]

                                          _
____________________________AMERIC
AN DEPOSITARY
SHARES (Each  American
Depositary Share represents one (1)
deposited Share)

THE BANK OF NEW YORK
 AMERICAN DEPOSITARY RECEIPT
FOR CLASS D SHARES, PAR VALUE OF
10 PESOS EACH, OF
BANCO HIPOTECARIO SOCIEDAD
ANONIMA
(ORGANIZED UNDER THE LAWS OF
THE REPUBLIC OF ARGENTINA)
            The Bank of New York as
depositary (hereinafter called the
Depositary), hereby certifies that
                                    , or registered assigns
IS THE OWNER OF

 AMERICAN DEPOSITARY SHARES
representing deposited Class D shares, par value of 10 Pesos each (herein called
Shares) of Banco Hipotecario Sociedad
Anonima, a company organized under the
laws of the Republic of Argentina (herein called the Company). At the date hereof, each American Depositary Share represents one (1) Share which is either deposited or subject to deposit under the Deposit
Agreement at the principal Buenos Aires
office of Banco Rio de la Plata S.A. (herein called the Custodian). The Depositarys
Corporate Trust Office is located at a
different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y.
10286, and its principal executive office is located at One Wall Street, New York, N.Y.
10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286


1.	THE  DEPOSIT AGREEMENT.
      This  American Depositary Receipt
is one of an issue (herein called Receipts),
all issued and to be issued upon the terms
and conditions set forth in the  Amended and
Restated Deposit Agreement, dated as of
March 27, 2006 (herein called the  Deposit
Agreement), by and among the Company,
the Depositary, and all Owners and
Beneficial Owners from time to time of
Receipts issued thereunder, each of whom
by accepting this Receipt agrees to become a
party thereto and become bound by all the
terms and conditions thereof.  The Deposit
Agreement sets forth the rights of Owners
and Beneficial Owners of the Receipts and
the rights and duties of the Depositary in
respect or in lieu of the Shares deposited or
deemed to be deposited thereunder and any
and all other securities, property and cash
from time to time received by the Depositary
or the Custodian in respect or in lieu of such
Shares and held thereunder (such Shares,
securities, property, and cash are herein
called Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in The
City of New York and at the office of the
Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made.  Capitalized terms defined in the
Deposit Agreement and not defined herein
shall have the meanings set forth in the
Deposit Agreement.
      This Receipt shall bear a CUSIP
number that is different from any CUSIP
number that is or may be assigned to any
other depositary receipt facility relating to
the Shares.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
            Subject to the terms and
conditions of the Deposit Agreement, upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary
Shares evidenced by such Receipt and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section
5.09 of the Deposit Agreement and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Deposit Agreement, the Companys
Estatutos Sociales, the Deposited Securities and applicable law, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt. Delivery of such Deposited Securities may be made delivery of (x) Shares in the name of such Owner or as ordered by him or certificates properly endorsed or accompanied by a proper instrument or instruments of transfer to such Owner or as ordered by him, and (y) any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.
            A Receipt surrendered for
such purposes may be required by the
Depositary to be properly endorsed in blank or accompanied by a proper instrument or instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the principal Buenos Aires, Argentina offices of such Custodian, subject to Sections 2.06, 3.01 and 3.02 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust
Office of the Depositary of any dividends or distributions with respect to the Deposited
Securities represented by the American
Depositary Shares evidenced by such
Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.
            At the request, risk and
expense of any Owner so surrendering a
Receipt and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited
Securities represented by the American
Depositary Shares evidenced by such
Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary.
Such direction shall be given by letter or, at the request, risk and expense of such Owner, by air courier, cable, telex or facsimile transmission.
		Neither the Depositary nor
the Custodian shall deliver Shares, by
physical delivery, book entry or otherwise
(other than to the Company or its agent as contemplated by Section 4.08), or otherwise permit Shares to be withdrawn from the facility created hereby, except upon the receipt and cancellation of Receipts.

3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary
upon surrender at the Corporate Trust Office
of the Depositary of this Receipt, by the
Owner hereof in person or by a duly
authorized attorney, properly endorsed or
accompanied by a proper instrument or
instruments of transfer (including, in the
case of any Receipt in physical, certificated
form, the due execution and completion of
any endorsements appearing thereon relating
to compliance with restrictions applicable to
the transfer thereof), and duly stamped as
may be required by the laws of the State of
New York and the United States, and subject
to the payment of funds sufficient to pay any
applicable transfer taxes and the fees and
expenses of the Depositary as provided in
Section 5.09 of the Deposit Agreement.
Thereupon the Depositary shall execute a
new Receipt or Receipts evidencing the
same aggregate number of American
Depositary Shares as evidenced by the
Receipts surrendered and deliver the same to
or upon the order of the person entitled
thereto, subject to receipt of any
certifications by such person as the
Depositary and the Company may require in
order to comply with applicable laws, but
only upon payment to the Depositary of the
fees of the Depositary as provided in Section
5.09 of the Deposit Agreement.
      This Receipt may be split into other
such Receipts, or may be combined with
other such Receipts into one Receipt,
representing the same aggregate number of
American Depositary Shares as the Receipt
or Receipts surrendered.  As a condition
precedent to the execution and delivery,
registration of transfer, split-up, combination
or surrender of any Receipt, the delivery of
any distribution thereon, or withdrawal of
any Deposited Securities, the Depositary,
Company, Custodian, Registrar or Foreign
Registrar, if any, (i) may require payment
from the depositor of Shares or the presenter
of the Receipt of a sum sufficient to
reimburse it for any tax or other
governmental charge and any stock transfer
or registration fee or conversion fee, if any,
with respect thereto (including any such tax
or charge and fee with respect to the Shares
being deposited or withdrawn) and payment
of any applicable fees as herein provided,
(ii) may require the production of proof
satisfactory to it as to the identity and
genuineness of any signature and (iii) may
also require compliance with any regulations
the Depositary and the Company may
establish consistent with the provisions of
the Deposit Agreement, including, without
limitation, Section 2.06 thereof.
      The Depositary may, with the prior
written approval of the Company, appoint
one or more co-transfer agents for the
purpose of effecting transfers, combinations
and split-ups of Receipts at designated
transfer offices on behalf of the Depositary.
In carrying out its functions, a co-transfer
agent may require evidence of authority and
compliance with applicable laws and other
requirements by Owners or persons entitled
to Receipts and will be entitled to protection
and indemnity to the same extent as the
Depositary.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or deposits of Shares may be
refused, or the transfer of Receipts in
particular instances may be refused or the
registration of transfer, split-up or
combination of outstanding Receipts, or the
surrender of outstanding Receipts may be
suspended generally or in particular
instances, during any period when the
transfer books of the Depositary or the
Company or the Foreign Registrar, if
applicable, are closed, or if any such action
is deemed necessary or advisable by the
Depositary or the Company at any time or
from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement, or
for any other reason, subject to the
provisions of the following sentence.
Notwithstanding anything to the contrary in
the Deposit Agreement or this Receipt, the
surrender of outstanding Receipts and
withdrawal of Deposited Securities may not
be suspended subject only to (i) temporary
delays caused by closing the transfer books
of the Depositary or the Company or the
deposit of Shares in connection with voting
at a shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities.
Without limitation of the foregoing, the
Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares required to be registered under the
provisions of the Securities Act of 1933,
unless a registration statement is in effect as
to such Shares.
      Without limitation of the foregoing,
the Depositary shall not knowingly accept
for deposit under the Deposit Agreement any
Shares required to be registered under the
provisions of the Securities Act, unless a
registration statement is in effect as to such
Shares.  The Depositary will comply with
written instructions of the Company not to
accept for deposit under the Deposit
Agreement any Shares identified in such
instructions at such times and under such
instructions in order to facilitate the
Companys compliance with the securities
laws in the United States.
4.	LIABILITY OF OWNER OR
BENEFICIAL OWNER FOR TAXES.
      If any tax or other governmental
charge shall become payable by the
Custodian or the Depositary with respect to
this Receipt or any Deposited Securities
represented by the Regulation S American
Depositary Shares evidenced by this
Receipt, such tax or other governmental
charge will be payable by the Owner or
Beneficial Owner hereof to the Depositary.
The Depositary may refuse to effect
registration of transfer of this Receipt (or
any split-up or combination hereof) or any
withdrawal of Deposited Securities
represented by American Depositary Shares
evidenced by this Receipt until such
payment is made, and may withhold any
dividends or other distributions in respect of
any Deposited Securities, or may sell for the
account of the Owner or Beneficial Owner
hereof any part or all of the Deposited
Securities represented by the American
Depositary Shares evidenced by this
Receipt, and may apply such dividends or
other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge (and any taxes or
expenses arising out of such sale) and the
Owner or Beneficial Owner hereof will
remain liable for any deficiency.
5.	WARRANTIES ON DEPOSIT OR
WITHDRAWAL OF SHARES.
      Every person depositing Shares
under the Deposit Agreement will be
deemed thereby to represent and warrant that
such Shares and each certificate therefor are
validly issued, fully paid, nonassessable and
free of any preemptive rights of the holders
of outstanding Shares and that the person
making such deposit is duly authorized to do
so.  Every such person shall also be deemed
to represent that the deposit of such Shares
and the sale of Receipts evidencing
American Depositary Shares representing
such Shares by that person are not restricted
under the Securities Act of 1933. Such
representations and warranties will survive
the deposit of such Shares and issuance of
Receipts.
6.	FILING PROOFS, CERTIFICATES
AND OTHER INFORMATION.
      Any person presenting Shares for
deposit or any Owner or Beneficial Owner
of this Receipt may be required from time to
time to file with the Depositary or the
Custodian such proof of citizenship or
residence, exchange control approval, legal
or beneficial ownership of Receipts or
Deposited Securities, proof of the identity of
any person legally or beneficially interested
in this Receipt and the nature of such
interest, proof of compliance with all
applicable laws and regulations and
provisions of or governing Deposited
Securities and the terms of the Deposit
Agreement or such information relating to
the registration on the books of the
Company or the Foreign Registrar, if
applicable, of the Shares presented for
deposit or other information, to execute such
certificates and to make such representations
and warranties, as the Depositary may deem
necessary or proper or as the Company may
reasonably require.  The Depositary may,
and at the request of the Company shall, if
practicable, withhold the delivery or
registration of transfer of any Receipt or the
distribution of any dividend or distribution
of rights or of the sale proceeds thereof or
the delivery of any Deposited Securities
until such proof or other information is filed
or such certificates are executed or such
representations and warranties made.  No
Share shall be accepted for deposit unless
accompanied by evidence satisfactory to the
Depositary that all conditions to such
deposit have been satisfied by the person
depositing such Shares under the laws and
regulations of the Republic of Argentina,
including the payment of any applicable
taxes or other governmental charges, and
any necessary approval has been granted by
any governmental body in the Republic of
Argentina, which is then performing the
function of the regulation of currency
exchange or any other function which
requires approval for the deposit of Shares.
If required by the Depositary, Shares
presented for deposit at any time, whether or
not the transfer books of the Company or the
Foreign Registrar, if applicable, are closed,
shall also be accompanied by an agreement
or assignment, or other instrument
satisfactory to the Depositary, which will
provide for the prompt transfer to the
Custodian of any dividend, or right to
subscribe for additional Shares or to receive
other property which any person in whose
name the Shares are or have been recorded
may thereafter receive upon or in respect of
such deposited Shares, or in lieu thereof,
such agreement of indemnity or other
agreement as shall be satisfactory to the
Depositary.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees,
reasonable expenses and out-of-pocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time.  The Depositary shall present its
statement for such charges and expenses to
the Company once every three months.  The
charges and expenses of the Custodian are
for the sole account of the Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.03 of the
Deposit Agreement), whichever applicable:
(1) taxes and other governmental charges,
(2) such registration fees as may from time
to time be in effect for the registration of
transfers of Shares generally on the share
register of the Company or Foreign Registrar
(or any other appointed agent of the
Company for transfer and registration of the
Shares) and applicable to transfers of Shares
to the name of the Depositary or its nominee
or the Custodian or its nominee on the
making of deposits or withdrawals under the
Deposit Agreement, (3) such cable, telex
and facsimile transmission expenses as are
expressly provided for in the Deposit
Agreement, (4) such out-of-pocket expenses
as are incurred by the Depositary in the
conversion of Foreign Currency pursuant to
Section 4.05 of the Deposit Agreement, (5) a
fee of $5.00 or less per 100  American
Depositary Shares (or portion thereof) for
the execution and delivery of Receipts
pursuant to Section 2.03, 4.03 or 4.04 of the
Deposit Agreement and the surrender of
Receipts pursuant to Section 2.05 or 6.02 of
the Deposit Agreement and (6) a fee of $.02
or less per American Depositary Share (or
portion thereof) for any cash distribution
made pursuant to the Deposit Agreement,
including, but not limited to Sections 4.01
through 4.04 of the Deposit Agreement,
(7) a fee for the distribution of securities
pursuant to Section 4.02, such fee being in
an amount equal to the fee for the execution
and delivery of American Depositary Shares
referred to above which would have been
charged as a result of the deposit of such
securities (for purposes of this clause (7)
treating all such securities as if they were
Shares) but which securities are instead
distributed by the Depositary to Owners and
(8) a fee not in excess of $1.50 per
certificate for a Receipt or Receipts for
transfers made pursuant to the terms of this
Deposit Agreement.
      The Depositary, subject to Section
2.09 of the Deposit Agreement, may own
and deal in any class of securities of the
Company and its affiliates and in Receipts.
8.	PRE-RELEASE OF RECEIPTS.
      The Depositary shall not deliver
Shares under the Deposit Agreement prior to
the receipt and cancellation by it of Receipts.
 Unless requested in writing by the Company
to cease doing so, the Depositary may,
notwithstanding Section 2.03 of the Deposit
Agreement, execute and deliver Receipts
prior to the receipt of shares pursuant to
Section 2.02 of the Deposit Agreement
(Pre-Release).  The Depositary may,
pursuant to Section 2.05 of the Deposit
Agreement, deliver Shares upon the receipt
and cancellation of Receipts which have
been Pre-Released, whether or not such
cancellation is prior to the termination of
such Pre-Release or the Depositary knows
that such Receipt has been Pre-Released.
The Depositary may receive Receipts in lieu
of Shares in satisfaction of a Pre-Release.
Each Pre-Release will be (a) preceded or
accompanied by a written representation and
agreement from the person to whom
Receipts are to be delivered (the
Pre-Releasee) that the Pre-Releasee, or its
customer, (i) owns the Shares or Receipts to
be remitted, as the case may be, (ii) assigns
all beneficial rights, title and interest in such
Shares or Receipts, as the case may be, to
the Depositary in its capacity as such and for
the benefit of the Owners, and (iii) will not
take any action with respect to such Shares
or Receipts, as the case may be, that is
inconsistent with the transfer of beneficial
ownership (including, without the consent of
the Depositary, disposing of such Shares or
Receipts, as the case may be), other than in
satisfaction of such Pre-Release, (b) at all
times fully collateralized with cash, U.S.
government securities or such other
collateral as the Depositary determines, in
good faith, will provide substantially similar
liquidity and security, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
number of Shares not deposited but
represented by American Depositary Shares
outstanding at any time as a result of
Pre-Releases will not normally exceed thirty
percent (30%) of the Shares deposited under
the Deposit Agreement; provided, however,
that the Depositary reserves the right to
disregard such limit from time to time as it
deems reasonably appropriate, and may,
with the prior written consent of the
Company, change such limit for purposes of
general application.  The Depositary will
also set Dollar limits with respect to Pre-
Release transactions to be entered into under
the Deposit Agreement with any particular
Pre-Releasee on a case-by-case basis as the
Depositary deems appropriate.  For purposes
of enabling the Depositary to fulfill its
obligations to the Owners under the Deposit
Agreement, the collateral referred to in
clause (b) above shall be held by the
Depositary as security for the performance
of the Pre-Releasees obligations to the
Depositary in connection with a Pre-Release
transaction, including the Pre-Releasees
obligation to deliver Shares or Receipts
upon termination of a Pre-Release
transaction (and shall not, for the avoidance
of doubt, constitute Deposited Securities
under the Deposit Agreement).
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
      The Company shall have no liability
to any Owner in connection with any Pre-
Release.
9.	TITLE TO RECEIPTS.
      Title to this Receipt (and to the
American Depositary Shares evidenced
hereby), when properly endorsed or
accompanied by a proper instrument or
instruments of transfer and transferred in
accordance with the terms of the Deposit
Agreement, is transferable by delivery with
the same effect as in the case of a negotiable
instrument under the laws of the State of
New York; provided, however, that the
Depositary and the Company,
notwithstanding any notice to the contrary,
may treat the Owner hereof as the absolute
owner hereof for the purpose of determining
the person entitled to distribution of
dividends or other distributions or to any
notice provided for in the Deposit
Agreement and for all other purposes and
neither the Depositary nor the Company will
have any obligation or be subject to any
liability under the Deposit Agreement to any
holder of this Receipt, unless such holder is
the Owner hereof.
10.	VALIDITY OF RECEIPT.
      This Receipt will not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual or facsimile
signature of a duly authorized signatory of
the Depositary, and if a Registrar (other than
the Depositary) for the Receipts shall have
been appointed, countersigned by the
manual or facsimile signature of a duly
authorized signatory of the Registrar.
11.	AVAILABLE INFORMATION;
REPORTS; INSPECTION OF
TRANSFER BOOKS.
		The Company currently
furnishes the Securities and Exchange
Commission (hereinafter called the
Commission) with certain public reports and
documents required by foreign law or
otherwise under Rule 12g3-2(b) under the
Securities Exchange Act of 1934.   Such
reports and communications will be
available for inspection and copying at the
public reference facilities maintained by the
Commission located at 100 F Street, N.E.,
Washington, D.C. 20549.
      The Depositary will make available
for inspection by Owners at its Corporate
Trust Office any reports, notices and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary shall also,
upon written request, send to the Owners
copies of such reports, notices and
communications when furnished by the
Company pursuant to Section 5.06 of the
Deposit Agreement.  Any such reports,
notices and communications, including any
such proxy soliciting material, furnished to
the Depositary by the Company shall be
furnished in English to the extent such
materials are required to be translated into
English pursuant to any regulations of the
Commission.
      The Depositary shall keep books at
its Corporate Trust Office for the
registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners and
the Company, provided that such inspection
shall not be for the purpose of
communicating with Owners in the interest
of a business or object other than the
business of the Company or a matter related
to the Deposit Agreement or the Receipts.
      The Depositary may close the
transfer books, at any time or from time to
time, when deemed expedient by it in
connection with the performance of its
duties under the Deposit Agreement.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary shall
receive any cash dividend or other cash
distribution on any Deposited Securities, the
Depositary shall, if such cash is received in
Foreign Currency, subject to the provisions
of Section 4.05 of the Deposit Agreement,
promptly convert such dividend or
distribution into Dollars and shall as
promptly as practicable distribute the
amount thus received (net of the fees and
out-of-pocket expenses of the Depositary as
provided in Section 5.09 of the Deposit
Agreement) to the Owners entitled thereto,
in proportion to the number of American
Depositary Shares representing such
Deposited Securities evidenced by Receipts
held by them respectively; provided,
however, that in the event that the Company
or the Depositary shall be required to
withhold and does withhold from such cash
dividend or such other cash distribution an
amount on account of taxes or other
governmental charges, the amount
distributed to the Owner of the Receipts
evidencing American Depositary Shares
representing such Deposited Securities shall
be reduced accordingly.  The Depositary
shall distribute only such amount, however,
as can be distributed without attributing to
any Owner a fraction of one cent.  Any such
fractional amounts shall be rounded to the
nearest whole cent and so distributed to
Owners entitled thereto.
      Subject to the provisions of
Sections 4.11 and 5.09 of the Deposit
Agreement, whenever the Depositary or its
agent shall receive any distribution other
than a distribution described in Section 4.01,
4.03 or 4.04 of the Deposit Agreement, the
Depositary shall cause the securities or
property received by it or its agent to be
distributed to the Owners entitled thereto,
after the deduction or upon payment of any
fees and out-of-pocket expenses of the
Depositary or any taxes or other
governmental charges under the Deposit
Agreement, in proportion to the number of
American Depositary Shares representing
such Deposited Securities evidenced by
Receipts held by them respectively, in any
manner that the Depositary may deem
equitable and practicable for accomplishing
such distribution; provided, however, that if
in the opinion of the Depositary such
distribution cannot be made proportionately
among the Owners entitled thereto, or if for
any other reason (including, but not limited
to, any requirement that the Company or the
Depositary withhold an amount on account
of taxes or other governmental charges or
that such securities must be registered under
the Securities Act in order to be distributed
to Owners or Beneficial Owners of Receipts)
the Depositary deems such distribution not
to be feasible, the Depositary may adopt
such method as it may deem equitable and
practicable for the purpose of effecting such
distribution, including, but not limited to,
the public or private sale of the securities or
property thus received, or any part thereof,
and the net proceeds of any such sale (net of
the fees and out-of-pocket expenses of the
Depositary as provided in Section 5.09 of
the Deposit Agreement) shall be distributed
by the Depositary to the Owners entitled
thereto, all in the manner and subject to the
conditions described in Section 4.01 of the
Deposit Agreement.
      If any distribution upon any
Deposited Securities consists of a dividend
in, or free distribution of, Shares, the
Depositary may distribute to the Owners of
outstanding Receipts entitled thereto, in
proportion to the number of  American
Depositary Shares representing such
Deposited Securities evidenced by Receipts
held by them respectively, additional
Receipts evidencing an aggregate number of
 American Depositary Shares representing
the amount of Shares received as such
dividend or free distribution, subject to the
terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of  American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees and out-of-pocket
expenses of the Depositary as provided in
Section 5.09 of the Deposit Agreement.  The
Depositary may withhold any such
distribution of Receipts if it has not received
satisfactory assurances from the Company
that such distribution does not require
registration under the Securities Act or is
exempt from registration under the
provisions of such Act.  In lieu of delivering
Receipts for fractional  American Depositary
Shares in any such case, the Depositary shall
sell the amount of Shares represented by the
aggregate of such fractions and distribute the
net proceeds, all in the manner and subject
to the conditions described in Section 4.01
of the Deposit Agreement; provided,
however, that no distributions to Owners
pursuant to Section 4.03 of the Deposit
Agreement shall be unreasonably delayed by
the actions of the Depositary or its agent
under the Deposit Agreement.  If additional
Receipts are not so distributed, each
American Depositary Share shall thenceforth
also represent the additional Shares
distributed upon the Deposited Securities
represented thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary
is obligated to withhold, the Depositary may,
by public or private sale, dispose of all or a
portion of such property (including Shares
and rights to subscribe therefor) in such
amounts and in such manner as the
Depositary deems necessary and practicable
to pay such taxes or charges and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes or charges to the Owners entitled
thereto in proportion to the number of
American Depositary Shares held by them
respectively.
13.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, after consultation with
the Company, the Depositary shall have
discretion as to the procedure to be followed
in making such rights available to any
Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available to such Owners or, if by
the terms of such rights offering, under (or
pursuant to) any applicable Argentine law or
for any other reason, the Depositary may not
either make such rights available to any
Owners or dispose of such rights and make
the net proceeds available to such Owners,
then the Depositary shall allow the rights to
lapse.  If at the time of the offering of any
rights the Depositary determines, after
consultation with the Company, that it is
lawful and feasible to make such rights
available to all or certain Owners but not to
other Owners, the Depositary, after
consultation with the Company, may
distribute to any Owner to whom it
determines the distribution to be lawful and
feasible, in proportion to the number of
American Depositary Shares held by such
Owner, warrants or other instruments
therefor in such form as it deems
appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner of Receipts requests the distribution
of warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner under the
Deposit Agreement, the Depositary will
make such rights available to such Owner
upon written notice from the Company to
the Depositary that (a) the Company has
elected in its sole discretion to permit such
rights to be exercised and (b) such Owner
has executed such documents as the
Company has determined in its sole
discretion are reasonably required under
applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon instruction
from such an Owner pursuant to such
warrants or other instruments to the
Depositary to exercise such rights, upon
payment by such Owner to the Depositary
for the account of such Owner of an amount
equal to the purchase price of the Shares to
be received upon the exercise of the rights,
and upon payment of the fees and out-of-
pocket expenses of the Depositary as
provided in Section 5.09 of the Deposit
Agreement and any other charges as set forth
in such warrants or other instruments, the
Depositary shall, on behalf of such Owner,
exercise the rights and purchase the Shares,
and the Company shall cause the Shares so
purchased to be delivered to the Depositary
on behalf of such Owner.  As agent for such
Owner, the Depositary will cause the Shares
so purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement, and
shall, pursuant to Section 2.03 of the
Deposit Agreement, execute and deliver
Receipts to such Owner.  In the case of a
distribution pursuant to Section 4.04 of the
Deposit Agreement, such Receipts shall be
legended in accordance with applicable U.S.
laws, and shall be subject to the appropriate
restrictions on sale, deposit, cancellation and
transfer under such laws.
      If the Depositary determines, after
consultation with the Company, that it is not
lawful and feasible to make such rights
available to all or certain Owners, it may sell
the rights, warrants or other instruments in
proportion to the number of American
Depositary Shares held by the Owners to
whom it has determined it may not lawfully
or feasibly make such rights available, and
allocate the net proceeds of such sales (net
of the fees and out-of-pocket expenses of the
Depositary as provided in Section 5.09 of
the Deposit Agreement and all taxes and
governmental charges payable in connection
with such rights and subject to the terms and
conditions of the Deposit Agreement) for the
account of such Owners otherwise entitled
to such rights, warrants or other instruments,
upon an averaged or other practical basis
without regard to any distinctions among
such Owners because of exchange
restrictions or the date of delivery of any
Receipt or otherwise.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from or not subject to such
registration under the Securities Act with
respect to a distribution to all Owners or are
registered under the provisions of such Act;
provided, that nothing in the Deposit
Agreement or otherwise shall create, or shall
be construed to create, any obligation on the
part of the Company to file a registration
statement with respect to such rights or
underlying securities or to endeavor to have
such a registration statement declared
effective. If an Owner of Receipts requests
the distribution of warrants or other
instruments, notwithstanding that there has
been no such registration under such Act,
the Depositary shall not effect such
distribution unless it has received an opinion
from counsel in the United States for the
Company upon which the Depositary may
rely that such distribution to such Owner is
exempt from or not subject to such
registration requirements.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
14.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary shall
receive Foreign Currency, by way of
dividends or other distributions or the net
proceeds from the sale of securities, property
or rights, and if at the time of the receipt
thereof the Foreign Currency so received can
in the judgment of the Depositary be
converted on a reasonable basis into Dollars
and the resulting Dollars transferred to the
United States, the Depositary shall convert
or cause to be converted as promptly as
practicable, by sale or in any other manner
that it may determine, such Foreign
Currency into Dollars, and such Dollars
shall promptly be distributed to the Owners
entitled thereto or, if the Depositary shall
have distributed any warrants or other
instruments which entitle the holders thereof
to such Dollars, then to the holders of such
warrants and/or instruments, as applicable,
upon surrender thereof for cancellation in
whole or in part depending upon the terms
of such warrants or other instruments.  Such
distribution or conversion may be made
upon an averaged or other practicable basis
without regard to any distinctions among
Owners on account of exchange restrictions,
the date of delivery of any Receipt or
otherwise and shall be net of any expenses
of conversion into Dollars incurred by the
Depositary as provided in Section 5.09 of
the Deposit Agreement.
      If such conversion, transfer or
distribution can be effected only with the
approval or license of any government or
agency thereof, the Depositary shall file such
application for approval or license.
      If at any time the Depositary shall
determine in its judgment that any Foreign
Currency received by the Depositary is not
convertible on a reasonable basis into
Dollars transferable to the United States, or
if any approval or license of any government
or agency thereof which is required for such
conversion is denied or in the opinion of the
Depositary is not obtainable, or if any such
approval or license is not obtained within a
reasonable period as determined by the
Depositary, the Depositary may distribute
the Foreign Currency (or an appropriate
document evidencing the right to receive
such Foreign Currency) received by the
Depositary to, or in its discretion may hold
such Foreign Currency uninvested and
without liability for interest thereon for the
respective accounts of, the Owners entitled
to receive the same.
      If any such conversion of Foreign
Currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the
Foreign Currency received by the Depositary
to, or hold such balance uninvested and
without liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
15.	FIXING OF RECORD DATE.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever the Depositary shall receive notice
of any meeting of holders of Shares or other
Deposited Securities, or whenever for any
reason the Depositary causes a change in the
number of Shares that are represented by
each American Depositary Share, or
whenever the Depositary shall find it
necessary or convenient, the Depositary,
after consultation with the Company if
practicable, shall fix a record date which
shall be the same date as the corresponding
record date, if any, applicable to the
Deposited Securities, or as close thereto as
practicable (a) for the determination of the
Owners who shall be (i) entitled to receive
such dividend, distribution or rights or the
net proceeds of the sale thereof or
(ii) entitled to give instructions for the
exercise of voting rights, if applicable, at
any such meeting, or (b) on or after which
each American Depositary Share will
represent the changed number of Shares.
Subject to the provisions of Sections 4.01
through 4.05 of the Deposit Agreement and
to the other terms and conditions of the
Deposit Agreement, the Owners on such
record date shall be entitled, as the case may
be, to receive the amount distributable by the
Depositary with respect to such dividend or
other distribution or such rights or the net
proceeds of sale thereof in proportion to the
number of American Depositary Shares
evidenced by Receipts held by them
respectively and to give voting instructions,
to exercise the rights of Owners under the
Deposit Agreement with respect to such
changed number of Shares and to act in
respect of any other such matter.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, the Depositary shall, if
requested in writing by the Company mail to
the Owners a notice in the English language,
the form of which notice shall be in the sole
discretion of the Depositary, which shall
contain, in any event, (a) such information
as is contained in such notice of meeting
received by the Depositary from the
Company, (b) a statement that the Owners as
of the close of business on a specified record
date will be entitled, subject to any
applicable provision of Argentine law and of
the Companys Estatutos Sociales, to instruct
the Depositary as to the exercise of the
voting rights, if any, pertaining to the
amount of Shares or other Deposited
Securities represented by their respective
American Depositary Shares, and (c) a
statement as to the manner in which such
instructions may be given, including an
express indication that such instructions may
be given or deemed given in accordance
with the third sentence of the next paragraph
if no instruction is received, to the
Depositary to vote such Shares or other
Deposited Securities in accordance with the
recommendations of the Companys Board of
Directors.
      Upon the written request of an
Owner on such record date, received on or
before the date established by the Depositary
for such purpose, the Depositary shall
endeavor, insofar as practicable, to vote or
cause to be voted the amount of Shares or
other Deposited Securities represented by
the American Depositary Shares evidenced
by such Receipts in accordance with the
instructions set forth in such request.  The
Depositary shall not vote or attempt to
exercise the right to vote that attaches to the
Shares or other Deposited Securities, other
than in accordance with such instructions or
deemed instructions.  If no instructions are
received by the Depositary from any Owner
with respect to any of the Deposited
Securities represented by the American
Depositary Shares evidenced by such
Owners Receipts on or before the date
established by the Depositary for such
purpose, the Depositary shall deem such
Owner to have instructed the Depositary to
vote such Shares or other Deposited
Securities in accordance with the written
recommendations of the Companys Board of
Directors made to all shareholders, or unless
the Company has not provided to the
Depositary the legal opinion specified
below, and if no such recommendations are
made, the Depositary shall not vote such
Shares or other Deposited Securities.  In
connection with any resolution to be voted
upon by the Depositary as holder of Shares
under this Agreement, the Company will
provide to the Depositary an opinion of
Argentine counsel (which if rendered by the
Companys internal legal counsel will be
rendered by the Companys General Counsel)
to the effect that such resolution is not
contrary to Argentine law or the Estatutos
Sociales of the Company.  If the Company
has solicited the votes of Owners, the
Depositary will, if requested by the Board of
Directors and unless prohibited by any
applicable provision of Argentine law,
deposit substantially all Shares represented
by American Depositary Shares for purposes
of establishing a quorum at meetings of
shareholders, whether or not voting
instructions with respect to such shares have
been received.
      Upon the written request of the
Company, which request shall be reasonably
specific, the Depositary shall retain all
records relating to the voting of Deposited
Securities pursuant to Section 4.07 of the
Deposit Agreement as required under
applicable Argentine law.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.03 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, split-up,
consolidation or any other reclassification of
Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation or sale of assets affecting the
Company or to which it is a party, any
securities which shall be received by the
Depositary or a Custodian in exchange for or
in conversion of or in respect of Deposited
Securities, shall be treated as new Deposited
Securities under the Deposit Agreement, and
American Depositary Shares shall
thenceforth represent, in addition to the
existing Deposited Securities, the right to
receive the new Deposited Securities so
received in exchange or conversion, unless
additional Receipts are delivered pursuant to
the following sentence.  In any such case the
Depositary may, and shall if the Company so
requests, execute and deliver additional
Receipts as in the case of a dividend in
Shares or call for the surrender of
outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the
Company nor any of their respective
directors, employees, agents or affiliates
shall incur any liability to any Owner or
Beneficial Owner of any Receipt, if by
reason of any provision of any present or
future law, regulation, order, decree,
moratorium or fiat of the United States, the
Republic of Argentina or any other country,
or of any governmental or regulatory
authority, stock exchange or automated
quotation system, or by reason of any
provision, present or future, of the
Companys Estatutos Sociales, or by reason
of any provision of any securities issued or
distributed by the Company, or any offering
or distribution thereof, or by reason of any
act of God or war or outbreak of hostilities
or other circumstances beyond its control,
the Depositary or the Company or any of
their directors, employees, agents or
affiliates shall be prevented, delayed or
forbidden from, or be subject to any civil or
criminal penalty on account of, doing or
performing any act or thing which by the
terms of the Deposit Agreement or
Deposited Securities it is provided shall be
done or performed; nor shall the Depositary
nor the Company nor any of their respective
directors, employees, agents or affiliates
incur any liability to any Owner or
Beneficial Owner of any Receipt by reason
of any nonperformance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, or by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement or the Companys  Estatutos
Sociales.  Where, by the terms of a
distribution pursuant to Section 4.01, 4.02,
or 4.03 of the Deposit Agreement, or an
offering or distribution pursuant to
Section 4.04 of the Deposit Agreement, or
for any other reason, such distribution or
offering may not be made available to
Owners, and the Depositary is prevented or
prohibited by applicable law or otherwise
from disposing of such distribution or
offering on behalf of such Owners and
making the net proceeds available to such
Owners, then the Depositary, after
consultation with the Company, shall not
make such distribution or offering, and shall
allow any rights, if applicable, to lapse.
      The Company assumes no obligation
nor shall it be subject to any liability under
the Deposit Agreement to Owners or
Beneficial Owners, except that it agrees to
perform its obligations specifically set forth
in the Deposit Agreement without
negligence or bad faith.  The Depositary
assumes no obligation nor shall it be subject
to any liability under the Deposit Agreement
to any Owner or Beneficial Owner
(including, without limitation, liability with
respect to the validity or worth of the
Deposited Securities), except that it agrees
to perform its obligations specifically set
forth in the Deposit Agreement without
negligence or bad faith.  Neither the
Depositary nor the Company shall be under
any obligation to appear in, prosecute or
defend any action, suit or other proceeding
in respect of any Deposited Securities or in
respect of the Receipts, which in its opinion
may involve it in expense or liability, unless
indemnity satisfactory to it in its sole
discretion against all expense and liability
shall be furnished as often as may be
required, and the Custodian shall not be
under any obligation whatsoever with
respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company shall be liable for any
action or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner, or any other person
believed by it in good faith to be competent
to give such advice or information including,
but not limited to, any such action or
nonaction based upon any written notice,
request, direction or other document
believed by it to be genuine and to have
been signed or presented by the proper party
or parties.  The Depositary shall not be liable
for any acts or omissions made by a
successor depositary whether in connection
with a previous act or omission of the
Depositary or in connection with any matter
arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.
The Depositary shall not be responsible for
any failure to carry out any instructions to
vote any of the Deposited Securities, or for
the manner in which any such vote is cast or
the effect of any such vote, provided that any
such action or nonaction is without
negligence and in good faith.  No disclaimer
of liability under the Securities Act is
intended by any provision of the Deposit
Agreement.
      The Company agrees to indemnify
the Depositary, its directors, employees,
agents and affiliates and any Custodian
against, and hold each of them harmless
from, any liability or expense (including, but
not limited to, the reasonable fees and
expenses of counsel) which may arise out of
any registration with the Commission of
Receipts, American Depositary Shares or
Deposited Securities or the offer or sale
thereof in the United States or out of acts
performed or omitted, in accordance with
the provisions of the Deposit Agreement and
of the Receipts, as the same may be
amended, modified or supplemented from
time to time, (i) by any Depositary or any
Custodian or their respective directors,
employees, agents and affiliates, except for
any liability or expense arising out of the
negligence or bad faith of any of them, or
(ii) by the Company or any of its directors,
employees, agents and affiliates.
      The indemnities contained in the
preceding paragraph shall not extend to any
liability or expense which may arise out of
any Pre-Release (as defined in Section 2.09
of the Deposit Agreement) but only to the
extent that any such liability or expense
arises in connection with (a) any United
States Federal, state or local income tax
laws, or (b) the failure of the Depositary to
deliver Deposited Securities when required
under the terms of Section 2.05 of the
Deposit Agreement.  However, the
indemnities contained in the preceding
paragraph shall apply to any liability or
expense which may arise out of any
misstatement or alleged misstatement or
omission or alleged omission in any
registration statement, proxy statement,
prospectus (or placement memorandum or
offering circular), or preliminary prospectus
(or preliminary placement memorandum or
preliminary offering circular) relating to the
offer of sale of American Depositary Shares,
except to the extent any such liability or
expense arises out of (i) information relating
to the Depositary or any Custodian (other
than the Company), as applicable, furnished
in writing and not materially changed or
altered by the Company expressly for use in
any of the foregoing documents, or, (ii) if
such information is provided, the failure to
state a material fact necessary to make the
information provided not misleading.
      The Depositary agrees to indemnify
the Company, its directors, employees,
agents and affiliates and hold them harmless
from any liability or expense (including, but
not limited to, the reasonable fees and
expenses of counsel) which may arise out of
acts performed or omitted by the Depositary
or its Custodian or their respective directors,
employees, agents and affiliates due to their
negligence or bad faith.
19.	DESIGNATION AND REMOVAL
OF THE DEPOSITARY;
APPOINTMENT OF SUBSTITUTE
OR ADDITIONAL CUSTODIAN.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by 60 days written notice of its
election to do so (or a lesser amount of
notice if satisfactory to the Company)
delivered to the Company, effective upon
the appointment of a successor depositary to
the Company and its acceptance of such
appointment as provided in the Deposit
Agreement, which appointment shall be on
terms satisfactory to the Company in its sole
discretion.  The Depositary may at any time
be removed by the Company by 60 days
written notice of such removal effective
upon the appointment of a successor
depositary satisfactory to the Company and
its acceptance of such appointment as
provided in the Deposit Agreement, which
appointment shall be on terms satisfactory to
the Company in its sole discretion.  In case
at any time the Depositary shall resign or be
removed, the Company will use its best
efforts to appoint a successor depositary,
which shall be a bank or trust company
having an office in the Borough of
Manhattan, The City of New York.  Every
successor depositary will execute and
deliver to its predecessor and to the
Company an instrument in writing accepting
its appointment under the Deposit
Agreement, and thereupon such successor
depositary, without any further act or deed,
will become fully vested with all the rights,
powers, duties and obligations of its
predecessor; but such predecessor,
nevertheless, upon payment of all sums due
it and on the written request of the
Company, will execute and deliver an
instrument transferring to such successor all
rights and powers of such predecessor under
the Deposit Agreement, will duly assign,
transfer and deliver all right, title and
interest in the Deposited Securities to such
successor, and will deliver to such successor
at the earliest possible time a current and
accurate list of the Owners of all outstanding
Receipts, together with any material, data, or
computer records reasonably necessary for
such successor to perform its obligations
under the Deposit Agreement.  Any such
successor depositary will promptly mail
notice of its appointment to the Owners.
      Whenever the Depositary in its
discretion determines that it is in the best
interest of the Owners to do so, it may
appoint a substitute or additional custodian
or custodians.
      Any corporation into or with which
the Depositary may be merged or
consolidated shall be the successor of the
Depositary without the execution of filing of
any document or any further act.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary without the consent of Owners or
Beneficial Owners of Receipts in any respect
which they may deem necessary or desirable.
 Any amendment which shall impose or
increase any fees or charges (other than
taxes and other governmental charges,
registration fees, cable, telex or facsimile
transmission costs, delivery costs or other
expenses), or which shall otherwise
prejudice any substantial existing right of
Owners will, however, not become effective
as to outstanding Receipts until the
expiration of thirty days after notice of such
amendment shall have been given to the
Owners of outstanding Receipts.  Every
Owner and Beneficial Owner, at the time
any amendment so becomes effective, will
be deemed, by continuing to hold such
Receipt, to consent and agree to such
amendment and to be bound by the Deposit
Agreement as amended thereby.  In no event
shall any amendment impair the right of the
Owner of this Receipt to surrender such
Receipt and receive herefor the Deposited
Securities represented hereby, except in
order to comply with mandatory provisions
of applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary shall at any time at
the direction of the Company, terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 60 days
prior to the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Company
and the Owners of all Receipts then
outstanding, if at any time 60 days shall have
expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in
Section 5.04 of the Deposit Agreement.  On
and after the date of termination, the Owner
of this Receipt will, upon surrender of such
Receipt at the Corporate Trust Office of the
Depositary, (b) payment of the fee of the
Depositary for the surrender of Receipts
referred to in Section 2.05 of the Deposit
Agreement, and (c) payment of any
applicable taxes or governmental charges, be
entitled to delivery, to him or upon his order,
of the amount of Deposited Securities
represented by the American Depositary
Shares evidenced by such Receipt.  If any
Receipts shall remain outstanding after the
date of termination, the Depositary thereafter
shall discontinue the registration of transfers
of Receipts, shall suspend the distribution of
dividends and other distributions to the
Owners thereof, and shall not give any
further notices or perform any further acts
under the Deposit Agreement, except that
the Depositary shall continue to collect
dividends and other distributions pertaining
to Deposited Securities, shall sell rights and
other property as provided in the Deposit
Agreement, and shall continue to deliver
Deposited Securities, together with any
dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  At any time after
the expiration of one year from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
under the Deposit Agreement, unsegregated
and without liability for interest, for the pro
rata benefit of the Owners of Receipts which
have not theretofore been surrendered, such
Owners thereupon becoming general
creditors of the Depositary with respect to
such net proceeds.  After making such sale,
the Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
under Sections 5.08 and 5.09 of the Deposit
Agreement.  The obligations of the
Depositary under Section 5.08 of the
Deposit Agreement shall survive the
termination of the Deposit Agreement.
22.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding anything in the
Deposit Agreement or this Receipt to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to permit the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1)
of the General Instructions to the Form F-6
Registration Statement, as amended from
time to time, under the Securities Act.

23.	SUBMISSION TO JURISDICTION;
APPOINTMENT OF AGENT FOR
SERVICE OF PROCESS.
      In the Deposit Agreement, the
Company has (i) appointed CT Corporation
System, in the State of New York, as the
Companys authorized agent upon which
process may be served in any suit or
proceeding arising out of or relating to the
Shares or Deposited Securities, the
American Depositary Shares, the Receipts or
this Agreement, (ii) consented and submitted
to the jurisdiction of any state or federal
court in the State of New York in which any
such suit or proceeding may be instituted,
and (iii) agreed that service of process upon
said authorized agent shall be deemed in
every respect effective service of process
upon the Company in any such suit or
proceeding. The Company agrees to deliver,
upon the execution and delivery of the
Deposit Agreement, a written acceptance by
such agent of its appointment as such agent.
 The Company further agrees to take any and
all action, including the filing of any and all
such documents and instruments, as may be
necessary to continue such designation and
appointment in full force and effect for so
long as any American Depositary Shares or
Receipts remain outstanding or the Deposit
Agreement remains in force.  In the event
the Company fails to continue such
designation and appointment in full force
and effect, the Company hereby waives
personal service of process upon it and
consents that any such service of process
may be made by certified or registered mail,
return receipt requested, directed to the
Company at its address last specified for
notices under the Deposit Agreement, and
service so made shall be deemed completed
five (5) days after the same shall have been
so mailed
24.	DISCLOSURE OF INTERESTS.
      The Company may from time to time
request Owners to provide information as to the capacity in which such Owners own or owned Receipts and regarding the identity of such other person then or previously interested in such Receipts and the nature of such interest. Each Owner agrees to provide any information required by the Company or the Depositary pursuant to Section 3.04 of the Deposit Agreement. The Depositary agrees to comply with reasonable written instructions given by the Company requesting that the Depositary forward any such request to the Owners and to forward to the Company any such responses to such requests received by the Depositary.